Exhibit 99.1

Faraday Future Announces Appointment of New Independent Auditor

- MGO Appointed as Independent Registered Public Accounting Firm -

LOS ANGELES, CA (June 24, 2024) -- Faraday Future Intelligent Electric Inc. (“Faraday Future,” “FF” or the “Company”) (NASDAQ: FFIE), a California-based global shared intelligent electric mobility ecosystem company, today announced the appointment of Macias Gini & O’Connell LLP (“MGO”) as its independent auditor. MGO succeeds Mazars USA LLP, which was the Company’s independent registered public accounting firm until May 31, 2024.

MGO is an Accounting Today top 50 global assurance, tax, and advisory CPA firm headquartered in California. Their appointment is effective June 21, 2024, and will be submitted for stockholder ratification at the next annual meeting of stockholders.

“I am pleased to welcome MGO as our new independent auditor. We look forward to working with them and further strengthening our accounting and finance organization,” said Jonathan Maroko, Interim Chief Financial Officer.

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem. FF remains dedicated to advancing electric vehicle technology to meet the evolving needs and preferences of users worldwide, driven by a pursuit of intelligent and AI-driven mobility.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions). Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on May 28, 2024, as amended on May 30, 2024.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com